Exhibit 99.1

FOR IMMEDIATE RELEASE	July 21, 2005

Contacts:
Donald Clarke	David Peikin
EVP and Chief Financial Officer	Director of Marketing and Corporate Communications
301-296-2711	301-296-2262
dclarke@visualnetworks.com	dpeikin@visualnetworks.com

Visual Networks Reports Second Quarter Results

Rockville, MD — Visual Networks, Inc.® (Nasdaq: VNWK) today reported financial results for the second fiscal quarter ended June 30, 2005.

Revenue for the second quarter was $11.4 million, a decrease of 11 percent compared with $12.8 million reported in the prior year’s second quarter and up 19 percent sequentially from $9.6 million reported in the first quarter.

The company reported a net loss of $1.2 million, or $0.03 per share, compared with a net loss of $0.4 million, or $0.01 per share in the previous year's second quarter and a net loss of $2.7 million, or $0.08 per share, in the first quarter. During the second quarter, the company took a one-time restructuring charge of $716,000, or $0.02 per share, which primarily included severance and other benefits costs. Additionally, the company repaid $7 million of its convertible debentures, resulting in a charge to other expenses of $547,000 or $0.02 per share. These two charges, which contributed to the company's net loss, totaled $1.3 million compared to the company's reported net loss of $1.2 million.

The company has reached an agreement in principle for the placement of $10 million of debt convertible into shares of Visual's common stock at $1.45 per share. The debt bears interest at five percent per annum. The proceeds will be used to strengthen the company's balance sheet. The financing is anticipated to close by early August 2005 but is still subject to further negotiation and the completion and execution of definitive documents.

“We are pleased with our second quarter performance, particularly given the uncertainties in the marketplace due to ongoing merger activities at five of our major service provider channels - AT&T, MCI, SBC, Sprint and Verizon,” said Larry Barker, President and CEO of Visual Networks. “We are particularly excited about the strong market adoption of our application performance management software modules and the early demand for our new family of Ethernet appliances. Along with the introduction of our recently released Select VoIP MRI software solution, we believe our product portfolio has never been stronger. And the anticipated infusion of capital will shore up our balance sheet and provide flexibility to strengthen our technologies.”

Second Quarter Highlights:

•	Added over 50 new enterprise customers;

•	Released our family of Ethernet appliances, which provide visibility into LAN- and WAN-based applications and network performance – revenues from these appliances exceeded $400,000, surpassing internal projections;

•	Recorded over $2 million in revenues from Select AppFlows and Select AppSummary, our new application performance management software modules;

•	Introduced Select VoIP MRI, newest software module of Visual UpTime Select, which provides VoIP assessment and ongoing monitoring;

•	Selected Plexus Corp. as new primary contract manufacturer;

•	Repaid $7 million of our convertible debentures;

•	Addressed over 500 prospective customers at four events nationwide as presenting sponsor of Network World’s VoIP technology tour; and

•	Presented to 150 Visual Networks’ current and prospective customers at six Visual UpTime Select roadshow events.

Future Expectations

The company expects third quarter revenue to be in the range of $11.5 million to $12.5 million and EPS excluding any unusual charges to be in the range of breakeven to $0.01.

Broadcast of Second Quarter Results

Visual Networks’ management will host a discussion of this afternoon’s announcement with investors and financial analysts today, Thursday July 21, 2005 at 4:45 p.m. (EDT). To participate in the teleconference, please dial 617.614.3672 and enter passcode 59096049. A live web cast of the call will also be available at http://www.visualnetworks.com/news.

For those unable to listen to the live call, a replay will be available from 6:45 PM EDT on July 21, 2005 until 6:45 PM EDT on July 23, 2005 by dialing 617-801-6888 and entering passcode 10168889. An archive of the call will be available online shortly following the conclusion of the live call on Visual Networks’ Web site at http://www.visualnetworks.com/news.

About Visual Networks

Visual Networks, Inc. (Nasdaq: VNWK) is a leading provider of network and application performance management solutions. The company’s technologies enable enterprises to reliably and securely manage the delivery and performance of key applications such as Voice over IP (VoIP) across their infrastructures. Visual Networks’ products increase application and network availability, optimize the use of bandwidth across the network, and reduce operating costs across traditional and IP-based infrastructures. For more information, visit http://www.visualnetworks.com.

Note to Investors

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. The forward-looking information is based upon current information and expectations regarding Visual Networks and its subsidiaries. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements. Visual Networks assumes no obligation to update the information contained in this press release. Visual Networks’ future results may be impacted by risks associated with market acceptance of Visual UpTime Select, fluctuations in IT budgets and spending, issues related to the Company’s distribution channels, the potential repayment of the Company’s outstanding debentures, rapid technological change and the emerging services market, potential fluctuations in quarterly operating results, ongoing patent litigation, its dependence upon sole and limited source suppliers and fluctuations in component pricing and availability, its dependence upon key employees, and its ability to retain employees. Visual Networks’ future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company’s Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K.

Visual Networks, Inc.

Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the		For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2005	2004	2005
Revenue	$12,823	$11,438	$24,664	$21,002
Cost of revenue	4,002	3,075	7,325	6,474

Gross profit	8,821	8,363	17,339	14,528

Operating expenses:
Research and development	2,391	2,198	5,061	4,745
Sales and marketing	3,968	4,298	7,772	7,965
General and administrative	2,278	1,528	4,452	3,900
Restructuring	—	716	—	716

Total operating expenses	8,637	8,740	17,285	17,326

Income (loss) from operations	184	(377)	54	(2,798)
Other income (expense)	(262)	(547)	(262)	(547)
Interest expense, net	(336)	(245)	(696)	(519)

Net income (loss)	$(414)	$(1,169)	$(904)	$(3,864)

Basic and diluted income (loss) per share	$(0.01)	$(0.03)	$(0.03)	$(0.11)

Visual Networks, Inc.

Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	June 30,
	2004	2005
Assets
Current assets:
Cash and cash equivalents	$11,317	$4,294
Accounts receivable, net	9,335	9,098
Inventory	3,822	3,331
Other current assets	940	1,017

Total current assets	25,414	17,740
Property and equipment, net	2,001	1,583

Total assets	$27,415	$19,323

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$9,341	$7,022
Convertible debentures, net of unamortized debt discount	8,163	1,888
Short-term debt	—	4,000
Deferred revenue	3,388	2,340

Total current liabilities	20,892	15,250
Stockholders’ equity	6,523	4,073

Total liabilities and stockholders’ equity	$27,415	$19,323

Visual Networks, Inc.

Condensed Consolidated Statements of Cash Flows
(in thousands, except per share data)
(unaudited)

	For the		For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2005	2004	2005
Cash Flows from Operating Activities:
Net income (loss)	$(414)	$(1,169)	$(904)	$(3,864)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	322	335	744	671
Bad debt expense	70	106	(6)	10
Deferred compensation expense	33	33	121	66
Non-cash interest expense	246	179	500	397
Early extinguishment of debt	262	547	262	547
Changes in assets and liabilities:
Accounts receivable	(2,100)	(2,848)	(2,304)	227
Inventory	818	693	1,341	491
Other assets	(216)	(111)	(628)	(297)
Accounts payable and accrued expenses	912	(846)	164	(2,317)
Deferred revenue	(1,648)	(584)	(1,031)	(1,048)

Net cash used in operating activities	(1,715)	(3,665)	(1,741)	(5,117)

Cash Flows from Investing Activities:
Net sales of short term investments	—	—	1,002	—
Expenditures for property and equipment	(164)	(41)	(422)	(253)

Net cash provided by investing activities	(164)	(41)	580	(253)

Cash Flows from Financing Activities:
Repayment of convertible debentures	(1,500)	(7,000)	(1,500)	(7,000)
Proceeds from short-term debt	—	4,000	—	4,000
Exercise of stock options and issuance of common stock under employee stock purchase plan	187	201	545	1,347

Net cash provided by financing activities	(1,313)	(2,799)	(955)	(1,653)

Net increase (decrease) in Cash and Cash Equivalents	(3,192)	(6,505)	(2,116)	(7,023)
Cash and Cash Equivalents, Beginning of Period	16,747	10,799	15,671	11,317

Cash and Cash Equivalents, End of Period	$13,555	$4,294	$13,555	$4,294

Visual Networks, Inc.

Additional Financial Information

     The following presents additional financial information about Visual Networks for the three months ended September 30, 2004, December 31, 2004, March 31, 2005 and June 30, 2005, respectively (dollars in thousands).

	9/30/04	12/31/04	3/31/05	6/30/05
Days Sales Outstanding Calculation:

Days sales outstanding (“DSOs”’) are calculated as follows:

Accounts Receivable	$6,632	$9,335	$6,356	$9,098

Quarterly sales/Days in quarter	$13,817/92	$14,162/92	$9,564/90	$11,438/91

Days sales outstanding	44.2	60.6	59.8	72.4

Inventory Turns Calculation:

Inventory turns are calculated as follows:

Days in year	366	366	365	365

Inventory/(Quarterly COGS/Days in quarter)	$3,157/($4,284/92)	$3,822/($4,271/92)	$4,024/($3,399/90)	$3,331/($3,075/91)

Inventory turns	5.4	4.4	3.4	3.7

Employees:

Research and development	56	57	57	44
Sales and marketing	65	62	68	61
Manufacturing and customer service	11	12	11	9
General and administrative	31	28	27	15

Total Employees	163	159	163	129

Revenue:
Uptime:
Classic	$8,089	$1,899	$883	$53
Select	5,321	11,385	8,338	11,022
IP Insight	407	857	338	354
Royalties	—	20	5	9

Total	$13,817	$14,161	$9,564	$11,438

Visual Networks, Inc.

Additional Financial Information (continued)

     The following presents additional financial information about Visual Networks for the three months ended September 30, 2004, December 31, 2004, March 31, 2005 and June 30, 2005, respectively (in thousands, except per share data).

	9/30/04	12/31/04	3/31/05	6/30/05
Common stock outstanding	33,319	33,982	34,492	34,656

Weighted average share calculations:
Basic weighted average shares outstanding	33,283	33,546	34,241	34,607

Effect of dilutive securities:
Employee stock options	1,842	2,441	—	—
Diluted weighted average shares outstanding	35,125	35,987	34,241	34,607

Net income (loss)	$246	$673	$(2,695)	$(1,169)

Basic and diluted income (loss) per share	$0.01	$0.02	$(0.08)	$(0.03)